Exhibit 10.13

Software Procurement Contract

Party A: Shanghai Xiaoi Robot Technology Co., Ltd.

Legal representative/person in charge: Yuan Hui

Party B: Beijing Kaiwu Digital Intelligence Technology Co., Ltd.

Legal representative/person in charge: Hu Senbiao

Based on the principle of honesty, credibility, equality and mutual benefit, Party A and Party B have reached an agreement on the project of [Industrial Internet Platform Software Procurement] and signed this contract.

Article 1 Contract Content

1.1 Party A shall purchase [Industrial Internet Platform Software] from Party B, and Party B shall provide Party A with corresponding software products, technical services and guarantees; Party B shall issue the project technical proposal to Party A and provide technical services and guarantees after being approved by Party A.

1.2 The quality requirements to be met by the project shall be implemented according to the project technical scheme. If there is no project technical scheme, it shall be implemented according to the current national standards. If there is no national standard, it shall be implemented according to the industry or relevant industry practice standards.

Article 2 Responsibilities of Party A

2.1 Provide relevant data and specific requirements.

2.2 Make necessary coordination and cooperation during project implementation.

2.3 In case of any change in the scheme, Party A shall notify Party B as early as possible and make a written record.

2.4 Cooperate with the project handover and other related matters between Party B and Party A’s customers.

Article 3 Responsibilities of Party B

3.1 Party B clearly declares that it has the qualification recognized by the competent government department for the implementation of this contract.

3.2 Design and discuss the scheme in detail with Party A, and answer Party A’s relevant consultation on the system. When Party A conducts business negotiation, Party B shall assign special personnel to cooperate.

3.3 After the contract comes into force, a project team shall be established by designated professionals. The project team shall be fully responsible for the whole project process, and the specific person in charge of on-site implementation shall be designated. Together with the project leader of Party A, the team shall be fully responsible for project management and coordination of problems in the project, management of project progress, changes in requirements, coordination of our resources and other aspects.

3.4 According to the project requirements, Party B shall assign full-time developers who are fully competent for development and maintenance to participate in the project. The deployment, working place, working hours and work content of Party B’s project team members are fully subject to Party A’s management and arrangement. If Party A believes that Party B’s personnel are incompetent for development work, Party B is obliged to replace unqualified developers according to Party A’s requirements within 3 days.

3.5 Party B guarantees that its own software products and the software products in the technical service achievements of this contract do not contain any obvious or major defects, errors, malicious, destructive computer viruses, trojans, backdoors and other program designs or code that may cause unauthorized persons to invade, operate and control computers or computer data.

3.6 When providing software development and maintenance services, Party B shall provide guidance and training to Party A’s personnel according to the project content.

3.7 Unless otherwise agreed in writing by Party A in advance, Party B shall complete the development or maintenance work under this contract by itself, and shall not subcontract part or all of the development or maintenance work to any third party, nor subcontract the development or maintenance work in disguised form. Party A has the right to conduct background investigation on Party B’s project personnel, and Party B shall cooperate.

3.8 Provide Party A with all relevant documents (including but not limited to source code, technical data and relevant documents) related to the project implementation. If they do not conform to Party A’s relevant quality, specifications and safety standards, Party B must rectify them in a timely manner.

3.9 After Party B completes the project development.

3.10 Implement the project according to the project technical scheme and current national standards; The project shall be completed in strict accordance with the contract requirements in terms of quality, quantity and time.

3.11 Provide detailed technical documents after completion.

3.12 Provide equipment and technical service materials required by the project.

3.13 The free maintenance period of the project is [1] years (calculated from the date of project acceptance), and Party B provides free maintenance services. After the free maintenance period expires, Party A may purchase maintenance services from Party B to extend the maintenance period. If the project exceeds the maintenance period, Party B shall provide paid maintenance, and the maintenance cost shall be separately agreed according to the actual situation.

Article 4 Acceptance

After the completion of project development and before submitting to Party A for business test, Party B shall conduct full test and provide Party A with test reports and test cases. Party A shall conduct preliminary acceptance of the project deliverables submitted by Party B. If it is found that the project deliverables do not meet the acceptance standards, it will return them to Party B for re modification. The acceptance standard shall be subject to the unilateral confirmation of Party A. Party B shall bear the project delay and related losses caused by the failure to meet the above acceptance standards. The acceptance of Party A does not exempt Party B from its responsibility to guarantee the quality and intellectual property of the technical service project.

Article 5 Project Management

Party B guarantees to send technicians with project experience to provide technical services. Party B shall ensure that the technicians arranged have the necessary skills for the services agreed in the contract, have obtained the relevant certification, have a serious and responsible working attitude, can communicate with Party A normally during the project implementation, and obey the command of Party A and the on-site management personnel of Party A’s customers.

Article 6 Price and Payment

6.1 The total contract amount (tax included) of the software product procurement project is RMB [12,737,6 00], and a VAT invoice of [13]% is issued.

6.2 Party A shall pay Party B in the following ways:

[Down payment: Party A shall pay Party B [20]% of the total contract price, totaling [2,547,520] yuan within [10] days after the contract is signed and takes effect and the following documents are received from Party B.

(1) Special VAT invoice with corresponding amount and in line with national regulations.

(2) One original of payment notice.

Acceptance payment: Party A shall pay Party B [80]% of the total contract price, amounting to [10,190,080] yuan, within [10] days after acceptance and receipt of the following documents from Party B.

(1) Special VAT invoice with corresponding amount and in line with national regulations.

(2) One original and one copy of the acceptance certificate.

(3) One original of payment notice.

Maintenance cost: The maintenance cost is not included in the total amount of this software procurement contract. If Party A requires Party B to continue to provide maintenance services after the expiration of the maintenance period, it shall pay the maintenance cost to Party B within 30 days before the expiration of the maintenance period. The annual maintenance cost is [10]% of the total contract price, which is RMB [1,273,760].

Party B shall issue a special VAT invoice with the same amount and in accordance with the national regulations before each payment by Party A.

6.3 If Party B issues a special VAT invoice to Party A, Party B shall send a special person or use registered mail or express mail to deliver the invoice to Party A within [30] days after the invoice is issued, and the date of delivery shall be subject to the date of receipt by Party A; In case of late delivery, Party B shall pay liquidated damages at the rate of 3/10000 of the amount of the invoice overdue for each day overdue. If Party A cannot deduct the amount due to late delivery, Party B shall also compensate Party A for the loss incurred, which is equivalent to the deductible amount of the invoice overdue.

6.4 If the special VAT invoice provided by Party B does not conform to the requirements of laws and regulations or this contract, or fails to pass the tax certification, Party A has the right to reject it or return it after finding problems, and Party B shall replace it in a timely manner. If it fails to deliver the special VAT invoice within the time limit agreed in Article 6.3, Party B shall bear the liability for breach of contract in accordance with Article 6.3.

6.5 All payments of the total contract fees shall be made by Party A to Party B through [bank transfer] (bank transfer, telegraphic transfer, cheque, etc.). Bank account information and taxpayer information of Party A and Party B:

Party A’s information is as follows:

Bank of Deposit: [        ]

Account name: [        ]

Account No.: [        ]

Taxpayer Identification No./Unified Social Credit Code: [        ]

Party B’s information is as follows:

Bank of Deposit: [         .]

Account name: [         .]

Account No.: [         ]

Taxpayer identification number/unified social credit code: [         ]

6.6 If Party B shall pay liquidated damages and/or bear the liability for compensation according to the contract, Party A has the right to directly deduct the corresponding amount from any of the above payments.

Article 7 Liability for breach of contract

7.1 Party B shall guarantee the quality of the products and services provided by it. If there are quality problems or other conditions that do not meet the requirements of this contract, Party B shall be responsible for replacing or improving them (the costs arising therefrom shall be borne by Party B).

7.2 Party B shall guarantee the quality of technical services such as product deployment and launch. If the acceptance is unqualified, Party B shall be responsible for rework or rectification for free, and shall be responsible for overdue completion, and the payment period of Party A shall be extended accordingly.

7.3 If Party A fails to pay the contract price to Party B within the time limit, it shall pay Party B [three ten thousand] of the total contract amount as liquidated damages for each week of delay. If it is less than one week, it shall be counted as one week, and the accumulated liquidated damages shall not exceed [five percent] of the total contract amount.

7.4 If the progress is affected by Party B’s responsibility, for each day of delay, Party B shall pay liquidated damages to Party A at the rate of 1% of the total contract amount. If the delay reaches 10 days, Party A has the right to terminate the contract. In addition to returning the amount paid by Party A, Party B shall also pay liquidated damages to Party A at the rate of 20% of the total contract amount; If the progress is affected by force majeure or Party A’s reason, the construction period shall be postponed accordingly, and Party B shall not be liable.

7.5 If Party B’s project or equipment and technical service materials have quality problems or do not conform to the project technical scheme, and cannot be reworked or rectified on schedule, resulting in delay in the construction period and even causing Party A’s relevant liability for compensation, Party A may deduct the liquidated damages that Party A should bear from the unpaid contract price Compensation, various expenses paid by Party A due to urgent replacement of relevant parts or emergency maintenance, and reasonable expenses incurred due to claims, including lawyer’s fees. If these amounts are insufficient to compensate the claim amount, Party A has the right to propose compensation for the insufficient part to Party B.

7.6 During the warranty period, if Party B fails to provide services in a timely manner according to the provisions of the contract or fails to perform its warranty obligations, except for the force majeure reasons specified in the contract, for each delay, Party B shall pay 1% of the total contract price as liquidated damages. If the liquidated damages are not enough to compensate Party A’s losses, Party B shall compensate Party A for all the expenses paid for the repair and all the losses caused by the equipment use failure.

7.7 If the project cannot be carried out normally due to Party B’s reasons, Party B shall bear all responsibilities and consequences arising therefrom, and Party B shall compensate Party A and Party A’s customers for all losses.

Article 8 Intellectual Property and Confidentiality

8.1 Party B guarantees that it owns the ownership and intellectual property rights of the equipment and software provided to Party A and Party A’s customers [or has been authorized by the obligee], and that Party A and the end user will not infringe the ownership, intellectual property rights and other rights and interests of any third party when using the equipment or software for the intended purpose.

8.2 If anyone files a legal lawsuit or administrative procedure (collectively referred to as “infringement allegation”), claiming that the equipment and software achievements used by Party A infringe its intellectual property rights, Party B agrees to compensate Party A for all costs incurred in this regard, including but not limited to all litigation costs, reasonable attorney’s fees, settlement amount or compensation amount specified in the final judgment.

8.3 The intellectual property rights and ownership of all project technical solutions, systems or software and related technologies formed in this project belong to Party B. Without the written permission of Party B, Party A shall not disclose, provide to a third party or use it for other purposes. Otherwise, Party A shall bear all responsibilities arising therefrom.

8.4 Except for the acts authorized by this Contract, the data receiver shall protect the confidential information as trade secrets, and shall not copy the confidential information in part or in whole or disclose it to a third party. The data receiving party may disclose the confidential information provided by the other party to its employees who really know it is necessary only for the purpose of this contract, but at the same time, it must instruct its employees to abide by the confidentiality and non disclosure obligations specified in this chapter. The receiving party may only copy the confidential materials for the purpose of performing its obligations under this contract. After the termination or dissolution of this contract, the receiving party must return all the confidential materials to the disclosing party and destroy all the copies. The receiving party shall properly keep the confidential information, and shall be fully responsible for the theft, inadvertent disclosure, or other events that damage the confidentiality of the confidential information during the receiving party’s period. In case of any loss to the disclosing party, the receiving party shall be liable for compensation.

8.5 In the following cases, the restrictions on confidential information in this article shall not apply

(1) It has entered the public domain without the fault of the data receiver;

(2) It has been proved by relevant records of the party that it is independently developed by the data receiver;

(3) Obtained by the data receiving party from a person who has not violated the confidentiality obligation to the data disclosing party; Or required by law to be disclosed by the Data Recipient, provided that the Data Recipient shall notify the Data Discloser in advance at a reasonable time to enable it to take protective measures it deems necessary.

8.6 The confidentiality period of this contract is ten years from the effective date of the contract.

Article 9 Force Majeure

If the contract cannot be performed due to force majeure, the party suffering the force majeure shall immediately notify the other party and submit a certificate issued by a notary institution to the other party within 15 days. Depending on the influence of force majeure, the party suffering from force majeure can be exempted from liability in whole or in part; If force majeure occurs after the delay in performance, the liability shall not be exempted.

Article 10 Miscellaneous

10.1 All notices related to the performance of or in connection with this Contract by both parties must be given in written letters or by means of communication confirmed by both parties according to the address in this Contract. If it is in the form of letter, it shall be delivered by registered mail or express mail with good reputation. If registered mail or express mail is used, the date of notification shall be the date of mailing and the postmark shall prevail. If registered mail or express mail is used, the time when the recipient signs for the registered mail or express mail (subject to the records of the post office or express company system) shall be the time when the notice is delivered; If the notice fails to be sent due to the recipient’s reasons (including but not limited to the recipient’s rejection of the written letter, the recipient’s e-mail address does not exist or the e-mail is full or set for rejection), the notice shall be deemed to have been delivered (the time of sending the written letter or the time of sending the e-mail specified by the sender shall be deemed as the time of delivery of the notice).

Contact information of both parties:

Party A: [Shanghai Xiaoi Robot Technology Co., Ltd]

Address: [7th Floor, No. 398, Lane 1555, Jinsha Jiangxi Road, Jiading District, Shanghai]

Contact: [Yuan Hui]

Tel.: [021-39518957]

Party B: [Beijing Kaiwu Digital Intelligence Technology Co., Ltd.]

Address: [408, Floor 4, Building 3, Yard 8, Automobile Museum West Road, Fengtai District, Beijing]

Contact: [Hu Senbiao]

Tel.: [010-53558875]

If any of the above information is changed, the changing party shall notify the other party in writing in a timely manner. If it fails to notify the other party in a timely manner and affects the performance of this contract or causes losses, it shall bear corresponding responsibilities.

10.2 Annexes to the Contract:

[Annex 1: Procurement List of Industrial Internet Platform Software]

The annex is an integral part of this contract and has the same legal effect as the text of the contract.

10.3 Any dispute arising from or in connection with this Contract shall be settled by both parties through negotiation; If the negotiation fails, a lawsuit shall be filed with the local people’s court where Party A is located.

10.4 This Contract is made in [four] copies, with each party holding [two] copies. The Contract shall come into force as of the date when the representatives of both parties sign and affix their official seals.

10.5 Without the consent of the other party, neither party shall disclose the signing of this contract and its contents (including but not limited to project technical proposal, business quotation, etc.) to any third party. This restriction shall not apply to the information disclosed by Party B to its affiliated companies.

10.6 Any matters related to the Contract but not expressly specified in the Contract shall be settled by both parties through friendly negotiation. Any modification and supplement to the Contract shall be made in written form and become an integral part of the Contract after being signed and sealed by both parties. In case of conflict between this Contract and its supplementary contract or supplementary agreement, the supplementary contract or supplementary agreement shall prevail.

10.7 Without the written permission of the other party, neither party shall use or copy the other party’s business name, trademark, design, service mark, symbol, code, model or abbreviation in advertising or in public places, and neither party shall claim ownership of the other party’s business name, trademark, drawing, service mark, symbol, code, model or abbreviation.

10.8 Nothing in this Contract shall be deemed or interpreted as a joint venture, partnership or agency relationship between the Parties.

10.9 This Contract replaces all previous oral or written minutes, memorandums, contracts and agreements of both parties on the matters under this Contract.

Party A: [Shanghai Xiaoi Robot Technology Co., Ltd.]

Legal representative/person in charge

Or authorized representative:

Date:

Party B: [Beijing Kaiwu Digital Intelligence Technology Co., Ltd.]

Legal representative/person in charge

Or authorized representative:

Date:

Appendix 1: Procurement List of Industrial Internet Platform Software

Serial No	modular	Module Description	Construction content	Price (tax included)
1	Enterprise digital diagnosis platform	The diagnosis of enterprise digital maturity is the starting point of enterprise digital transformation and upgrading. Through the professional enterprise digital core competitiveness evaluation and diagnosis service, it can quickly help enterprises understand the status quo, conduct cause analysis, provide transformation and upgrading suggestions, and also realize the rapid collection of industrial big data enterprise basic information. The government departments can further find out the construction level of enterprises in the area of intelligent manufacturing and industrial Internet through enterprise digital diagnosis, scientifically release the cloud map of regional intelligent manufacturing and industrial Internet maturity, provide decision-making basis for precise investment promotion and industrial chain optimization, improve the rationality of industrial innovation resource allocation, and accelerate the improvement of industrial Internet industry ecological construction in the area.

● Self assessment of enterprise digital maturity to promote the start of enterprise digital transformation and upgrading

● Through online diagnosis and expert diagnosis, help enterprises understand the status quo, conduct cause analysis, and provide transformation and upgrading suggestions

● Realize rapid collection of basic information of industrial big data enterprises

● Industrial Internet maturity cloud map, enterprise/industry digital portrait

● Provide decision-making basis for precise investment promotion and industrial chain optimization, and improve the rationality of industrial innovation resource allocation

2,218,100

2	Enterprise equipment intelligent network platform	The enterprise equipment intelligent network platform is an Internet of Things cloud service platform integrating factory equipment connection, data fusion and digital twin applications. Through cloud side collaboration technology, the platform realizes the factory cloud network side global equipment interconnection and massive data integration, and combines video AI and big data technology to create an industrial base for digital twins and data intelligence, so as to achieve the improvement and value development of industrial big data equipment side information. The Industrial Smart Connect platform can quickly access different industrial equipment of enterprises, adapt to various industrial protocols, and help enterprises quickly achieve unified and centralized management of equipment, obtain equipment status, control equipment operation parameters, etc.	● Assist enterprises to quickly realize equipment networking and centralized management ● AI and big data technology to create an industrial base for digital twins and data intelligence ● Count the number of equipment access in different industries to form a portrait of industrial equipment automation level ● Count the number of different types of equipment connected to form statistics of high energy consumption, clean energy and key energy consuming equipment	3,589,500
3	Enterprise digital empowerment platform	The enterprise digital enabling platform can help the factory reduce production and operation costs, improve operation and management efficiency. The full use of industrial big data can help the factory achieve the problem of coordination of all elements of human, machine, material, law, environment and measurement. The application scope covers the production executive level, business management level and operation decision-making level. The application scenarios include customer management, production management, inventory management, quality management, equipment management, energy consumption management Security management, full data system docking, digital twins and industrial AI, etc.	● CRM, SCM, ERP, MES, WMS and other industrial APP applications ● Solution description and successful case demonstration ● Enterprise energy consumption, safety and environment production big data monitoring ● Display of industrial digital application activity ● Enterprise digital assets incremental display	6,930,000
4	total			12,737,600